UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

Bentley Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive

Exton, PA 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 23, 2026, Bentley Systems, Incorporated (the “Company”) entered into a First Amendment and Incremental Facility Agreement, dated as of April 23, 2026 (the “First Amendment”), by and among the Company, the subsidiary loan parties thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent, which amends that certain Second Amended and Restated Credit Agreement, dated as of October 18, 2024 (the “Credit Agreement”), by and among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent.

The First Amendment amends the Credit Agreement to, among other things, provide for a new $550 million senior secured term loan (the “Term Loan”), which matures on October 18, 2029 (subject to a “springing” maturity date on the date that is 91 days prior to the maturity of the Company’s outstanding convertible debt, unless on such date the Company meets certain liquidity requirements set forth in the Credit Agreement).

The Term Loan may be repaid at any time without payment of any prepayment premiums and bears interest, at the Company’s option, at the Alternate Base Rate or Term SOFR Rate (each as defined in the Credit Agreement), plus a margin based on the Company’s Net Leverage Ratio (as defined in the Credit Agreement). The Term Loan is subject to quarterly amortization equal to 1.25% of the initial aggregate principal amount of the Term Loan, on the last business day of each fiscal quarter of the Company commencing on June 30, 2027.

The foregoing summary of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	First Amendment and Incremental Facility Agreement, dated as of April 23, 2026, by and among Bentley Systems, Incorporated, the subsidiary loan parties thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated
Date: April 27, 2026
	By:	/s/ Werner Andre
	Name:	Werner Andre
	Title:	Chief Financial Officer